                                                                     EXHIBIT 1.1

                                8,330,000 SHARES

                           PHASE FORWARD INCORPORATED

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

                             UNDERWRITING AGREEMENT

                        DATED ____________________, 2004

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                                TABLE OF CONTENTS

                                                                                               PAGE
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1.   Representations and Warranties of the Company.........................................       2
     1.1.   Effective Registration Statement...............................................       2
     1.2.   Contents of Registration Statement.............................................       2
     1.3.   Due Incorporation..............................................................       2
     1.4.   Subsidiaries...................................................................       2
     1.5.   Underwriting Agreement.........................................................       3
     1.6.   Description of Capital Stock...................................................       3
     1.7.   Authorized Stock...............................................................       3
     1.8.   Validly Issued Shares..........................................................       3
     1.9.   No Conflict....................................................................       3
     1.10.  No Material Adverse Change.....................................................       3
     1.11.  Legal Proceedings; Exhibits; Agreements........................................       3
     1.12.  Compliance with Securities Act.................................................       4
     1.13.  Not an Investment Company......................................................       4
     1.14.  Compliance with Environmental Laws.............................................       4
     1.15.  No Environmental Costs.........................................................       4
     1.16.  No Registration Rights.........................................................       4
     1.17.  Absence of Material Charges....................................................       4
     1.18.  Good Title to Properties.......................................................       5
     1.19.  Intellectual Property Rights...................................................       5
     1.20.  No Labor Disputes..............................................................       5
     1.21.  Insurance......................................................................       5
     1.22.  Governmental Permits...........................................................       6
     1.23.  Compliance with Laws; No Violations............................................       6
     1.24.  Internal Accounting Controls...................................................       6
     1.25.  Disclosure Controls and Procedures.............................................       6
     1.26.  Auditor Independence...........................................................       6
     1.27.  Audit Committee................................................................       7
     1.28.  Financial Statements...........................................................       7
     1.29.  Relationships..................................................................       7
     1.30.  Books and Records..............................................................       7
     1.31.  Sarbanes-Oxley Act Compliance..................................................       7
     1.32.  ERISA..........................................................................       8
     1.33.  No Price Stabilization or Manipulation.........................................       8
     1.34.  Statistical Data...............................................................       8
     1.35.  No Unlawful Payments...........................................................       8
     1.36.  Tax Returns....................................................................       8
     1.37.  Stock Exchange Listing.........................................................       8
     1.38.  No Broker's Fees...............................................................       8
2.   Purchase and Sale Agreements..........................................................       8
     2.1.   Firm Shares....................................................................       8
     2.2.   Additional Shares..............................................................       9
     2.3.   Market Standoff Provision......................................................       9

                                        i

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
                                                                                               PAGE
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     2.4.   Terms of Public Offering.......................................................       9
3.   Payment and Delivery..................................................................       9
     3.1.   Firm Shares....................................................................       9
     3.2.   Additional Shares..............................................................      10
     3.3.   Delivery of Certificates.......................................................      10
4.   Covenants of the Company..............................................................      10
     4.1.   Furnish Copies of Registration Statement and Prospectus........................      10
     4.2.   Notification of Amendments or Supplements and Certain Other
            Matters; Stop Orders and Suspensions...........................................      10
     4.3.   Filings of Amendments or Supplements...........................................      10
     4.4.   Blue Sky Laws..................................................................      11
     4.5.   Earnings Statement.............................................................      11
     4.6.   Use of Proceeds................................................................      11
     4.7.   Registrar and Transfer Agent...................................................      11
     4.8.   Periodic Reporting Obligations.................................................      11
     4.9.   Exchange Act Compliance........................................................      11
5.   Conditions to the Underwriters' Obligations...........................................      11
     5.1.   Effective Registration Statement...............................................      11
     5.2.   Rule 462 Registration Statement................................................      11
     5.3.   Prospectus Filed with Commission...............................................      12
     5.4.   No Stop Order..................................................................      12
     5.5.   No NASD Objection..............................................................      12
     5.6.   No Material Adverse Change.....................................................      12
     5.7.   Officer's Certificate..........................................................      12
     5.8.   Opinion of Company Counsel.....................................................      12
     5.9.   Opinion of Intellectual Property Counsel.......................................      12
     5.10.  Opinion of Underwriters Counsel................................................      12
     5.11.  Accountant's Comfort Letter....................................................      12
     5.12.  Lock-Up Agreements.............................................................      13
     5.13.  Legal Matters..................................................................      13
     5.14.  Additional Documents...........................................................      13
6.   Expenses..............................................................................      13
7.   Indemnity, Contribution and Survival..................................................      14
     7.1.   Indemnification of the Underwriters............................................      14
     7.2.   Indemnification by the Underwriters............................................      14
     7.3.   Indemnification of a Qualified Independent Underwriter.........................      15
     7.4.   Indemnification Procedures.....................................................      15
     7.5.   Contribution Agreement.........................................................      16
     7.6.   Contribution Amounts...........................................................      16
     7.7.   Survival of Provisions.........................................................      17
8.   Effectiveness.........................................................................      17
9.   Termination...........................................................................      17
10.  Defaulting Underwriters...............................................................      17
11.  Counterparts..........................................................................      18
12.  Headings; Table of Contents...........................................................      18

                                       ii

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13.  Notices...............................................................................      18
14.  Successors............................................................................      19
15.  Partial Unenforceability..............................................................      19
16.  Governing Law.........................................................................      19
17.  Consent to Jurisdiction...............................................................      19
18.  Entire Agreement......................................................................      20
19.  Amendments............................................................................      20
20.  Sophisticated Parties.................................................................      20
21.  Information Furnished by the Underwriters.............................................      20

SCHEDULE A - List of Underwriters
EXHIBIT A - Form of Legal Opinion of Company Counsel
EXHIBIT B - Form of Legal Opinion of Intellectual Property Counsel EXHIBIT C - Form of Lock-Up Agreement

                                                             _____________, 2004

Thomas Weisel Partners LLC
Piper Jaffray & Co.
Raymond James & Associates, Inc.
As Representatives of the several Underwriters
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California 94104

Ladies and Gentlemen:

            Introduction. Phase Forward Incorporated, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule A hereto (the "UNDERWRITERS") an aggregate of 8,330,000 shares of the Common Stock, par value $0.01 per share, of the Company (the "FIRM SHARES").

            The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,249,500 shares of its common stock par value $0.01 per share (the "ADDITIONAL SHARES"), if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of Common Stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". Thomas Weisel Partners LLC ("THOMAS WEISEL PARTNERS"), Piper Jaffray & Co. and Raymond James & Associates, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the "REPRESENTATIVES") in connection with the offering and sale of the Shares.

            The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (file no. 333-113594), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

            The Company hereby confirms its engagement of Piper Jaffray & Co. and Piper Jaffray & Co. hereby confirms its agreement with the Company to render services as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD") with respect to the offering of the Shares. Piper Jaffray & Co., solely in its capacity as the "qualified independent underwriter" with respect to the offering of the Shares, and not otherwise, is referred to herein as the "QIU."

            1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

            1.1. Effective Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.

            1.2. Contents of Registration Statement. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

            1.3. Due Incorporation. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

            1.4. Subsidiaries. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as otherwise required by law, all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or through its wholly owned subsidiaries, free and clear of all liens, encumbrances, equities or claims. There is no outstanding option, right or agreement of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the subsidiaries to any person or entity except the Company, and none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Except for the subsidiaries, the Company owns no beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

            1.5. Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            1.6. Description of Capital Stock. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

            1.7. Authorized Stock. The shares of the Company's common stock, par value $0.01 per share, outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

            1.8. Validly Issued Shares. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and will be issued in compliance with all applicable laws (including, but not limited to, federal and state securities laws). The issuance of such Shares will not be subject to any preemptive right, right of first refusal, subscription right or similar rights which has not been validly waived. Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company;
(ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations; (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; or (iv) contractual obligation of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or to provide funds to make any investment in any other person or entity. None of the Company's outstanding capital stock was issued in violation of any preemptive rights, rights of first refusal or similar rights. Upon the closing of the offering of the Shares pursuant to this Agreement, all of the Company's outstanding shares of preferred stock will be converted into an equal number of shares of Common Stock and neither the Company nor its subsidiaries will be required to make any payments to any of the holders of such shares of preferred stock in connection with such conversion or otherwise.

            1.9. No Conflict. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or (with or without notice or lapse of time or both) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            1.10. No Material Adverse Change. There has not occurred any material adverse change, or any development that could be reasonably expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

            1.11. Legal Proceedings; Exhibits; Agreements. There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            1.12. Compliance with Securities Act. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            1.13. Not an Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity controlled by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

            1.14. Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

            1.15. No Environmental Costs. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

            1.16. No Registration Rights. There are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right, contractually or otherwise, to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than as described in the Registration Statement and as have been waived in writing in connection with the offering contemplated hereby.

            1.17. Absence of Material Charges. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) neither the Company nor its subsidiaries has purchased any of the Company's outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on the Company's capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries, except in each case as described in the Prospectus.

            1.18. Good Title to Properties. The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

            1.19. Intellectual Property Rights. The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, legally enforceable rights to use all trademarks, service marks, trade names, domain names, copyrights, patents, inventions, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), computer software, and other intellectual property rights ("INTELLECTUAL PROPERTY") as are necessary for the conduct of their respective businesses as described in the Prospectus, except where failure to own, possess or acquire such rights would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as described in the Registration Statement and Prospectus,
(i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's or any of its subsidiaries' rights in or to any such Intellectual Property; (iii) the Intellectual Property owned by the Company and its subsidiaries and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others against the Company or any of its subsidiaries that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its subsidiaries has received any written notice of such claim; and (v) to the Company's knowledge, no employee of the Company or any of its subsidiaries is the subject of any claim or proceeding involving a violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee's employment with the Company or any of the Company's subsidiaries or actions undertaken by the employee while employed with the Company or any of the Company's subsidiaries, except, in each case, for any instances which would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

            1.20. No Labor Disputes. No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

            1.21. Insurance. The Company and its subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies insuring the Company or any of its subsidiaries are in full force and effect and the Company and its subsidiaries, as applicable, are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

            1.22. Governmental Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess any such certificate, authorization or permit would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            1.23. Compliance with Laws; No Violations. The Company and each of its subsidiaries is conducting their respective businesses in compliance with applicable federal, state, local and foreign laws, rules and regulations, except where the failure to be so in compliance would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries are not in breach of, or in default (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default) (i) under their respective certificates of incorporation or by-laws (or analogous governing instruments) or
(ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their respective properties are bound, except for any such breach or default which would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

            1.24. Internal Accounting Controls. The Company maintains a system of internal accounting controls with regard to the Company and its subsidiaries which is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            1.25. Disclosure Controls and Procedures. (i) The Company is not aware of (A) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's or any of its subsidiaries' ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's or any of its subsidiaries' internal controls; and (ii) since December 31, 2003, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

            1.26. Auditor Independence. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (and notes relating thereto) filed as a part of the Registration Statement pertaining to the years 2002 and 2003 and included in the Registration Statement and Prospectus, is an independent public accounting firm within the meaning of the Securities Act and the rules and regulations promulgated thereunder and, to the knowledge of the Company, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the "SARBANES-OXLEY ACT") with regard to such accountant's engagement by the Company. Arthur Andersen LLP which has expressed its opinion with respect to the financial statements (and notes relating thereto) filed as a part of the Registration Statement pertaining to the year 2001 and included in the Registration Statement and Prospectus, was at the time of rendering such opinion an independent public accounting firm within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

            1.27. Audit Committee. The Company maintains an audit committee that meets the listing standards imposed by the Nasdaq National Market for companies whose stock is approved for quotation in that market and the Securities Act and the rules and regulations thereunder. The members of such audit committee are independent of the Company to the extent required by such listing standards and the Securities Act and the applicable rules and regulations of the Commission thereunder.

            1.28. Financial Statements. The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with related notes, present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of operations, stockholders' equity, and cash flows of the Company and its subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved; the financial statement schedules included in the Registration Statement and the Prospectus fairly present in all material respects the information required to be shown therein; the selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and Prospectus; the pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines for pro forma financial statements, have been properly compiled on the pro forma bases set forth therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to reflect the transaction or circumstances referred to therein.

            1.29. Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, which is required to be described in the Registration Statement or Prospectus which is not so described.

            1.30. Books and Records. The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary in all material respects of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each of its subsidiaries since the time of its respective incorporation or formation through the date of the latest meeting and action and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

            1.31. Sarbanes-Oxley Act Compliance. The Company is in compliance with all currently effective provisions of the Sarbanes-Oxley Act that are applicable, or will be applicable as of the date of payment for and delivery of the Firm Shares pursuant hereto, to the Company.

            1.32. ERISA. No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole; each employee benefit plan of the Company and its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

            1.33. No Price Stabilization or Manipulation. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

            1.34. Statistical Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

            1.35. No Unlawful Payments. Neither the Company, its subsidiaries, nor any other person associated with or acting on behalf of the Company or its subsidiaries, has, directly or indirectly, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

            1.36. Tax Returns. The Company and its subsidiaries have timely filed all material federal, state, local and foreign income and franchise tax returns required to be filed and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or its subsidiaries are contesting in good faith.

            1.37. Stock Exchange Listing. The Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

            1.38. No Broker's Fees. Except as provided herein, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the issuance and sale of the Shares.

            2. Purchase and Sale Agreements.

            2.1. Firm Shares. The Company hereby agrees to issue and sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $______ a share (the "PURCHASE PRICE") the respective number of Firm Shares set forth opposite its name on Schedule A hereto.

            2.2. Additional Shares. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,249,500 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 3 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

            2.3. Market Standoff Provision. The Company hereby agrees that, without the prior written consent of Thomas Weisel Partners, it will not, during the period ending 180 days after the date of the Prospectus (the "RESTRICTED PERIOD"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof and which is described in the Prospectus or (C) shares of Common Stock issued under the Company's stock option or employee stock purchase plans. Notwithstanding the foregoing, if (1) during the last eighteen (18) days of the Restricted Period the Company issues an earnings release or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Section 2.3 shall continue to apply until the expiration of the 19-day period beginning on the issuance of the earnings release.

            2.4. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.

            3. Payment and Delivery.

            3.1. Firm Shares. Payment for the Firm Shares to be sold by the Company shall be made to the Company in immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, _____, or at such other time on the same or such other date, not later than _________, _____, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

            3.2. Additional Shares. Payment for any Additional Shares shall be made to the Company in immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2.2 or at such other time on the same or on such other date, in any event not later than _______, _____, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

            3.3. Delivery of Certificates. Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid by the Company, against payment of the Purchase Price therefor.

            4. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

            4.1. Furnish Copies of Registration Statement and Prospectus. To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4.3 below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

            4.2. Notification of Amendments or Supplements and Certain Other Matters; Stop Orders and Suspensions. Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule. In addition, during the Prospectus Delivery Period (as defined in Section 4.3 hereof), the Company will promptly advise the Representatives (i) of any communications (written or oral) with the Commission with regard to the Prospectus, the Registration Statement, any amendments or supplements of the Prospectus or Registration Statement or any other matters in connection with the offering of the Shares;
(ii) of any filings made by the Company with the Commission in connection with the offering of the Shares, (iii) when any amendment to the Registration Statement relating to the Shares shall have become effective, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the approval of the Shares for quotation in the Nasdaq National Market or qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

            4.3. Filings of Amendments or Supplements. If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the "PROSPECTUS DELIVERY PERIOD"), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

            4.4. Blue Sky Laws. To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not now so qualified or required to file such consent.

            4.5. Earnings Statement. To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen
(18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

            4.6. Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

            4.7. Registrar and Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

            4.8. Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). Additionally, the Company shall file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

            4.9. Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

            5. Conditions to the Underwriters' Obligations. The obligation of the Company to issue and sell the Shares to the Underwriters on the Closing Date is subject to the conditions contained in Sections 5.1, 5.4 and 5.5. The several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the accuracy, when made and on the Closing Date and the Option Closing Date, if applicable, (as if made on such date) of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following conditions:

            5.1. Effective Registration Statement. The Registration Statement shall have become effective.

            5.2. Rule 462 Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule

462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

            5.3. Prospectus Filed with Commission. The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

            5.4. No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

            5.5. No NASD Objection. The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

            5.6. No Material Adverse Change. There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

            5.7. Officer's Certificate. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, and signed by the Chief Executive Officer or President of the Company, to the effect set forth in Sections 5.4 and 5.6 and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

            5.8. Opinion of Company Counsel. The Underwriters shall have received on the Closing Date an opinion of Testa, Hurwitz & Thibeault, LLP, counsel for the Company, dated the Closing Date, the form of which is attached hereto as Exhibit A. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            5.9. Opinion of Intellectual Property Counsel. The Underwriters shall have received on the Closing Date an opinion of Weingarten, Schurgin, Gagnebin & Lebovici LLP, counsel for the Company, dated the Closing Date, the form of which is attached hereto as Exhibit B. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            5.10. Opinion of Underwriters Counsel. The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

            5.11. Accountant's Comfort Letter. The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

            5.12. Lock-Up Agreements. The "lock-up" agreements, each substantially in the form of Exhibit C hereto, between you and certain stockholders, officers and directors of the Company, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

            5.13. Legal Matters. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            5.14. Additional Documents. On the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

            The obligation of the Company to issue and sell the Additional Shares to the Underwriters, if applicable, is subject to the satisfaction of the conditions contained in Sections 5.1, 5.4 and 5.5 on or prior to the Option Closing Date. The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to the Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

            6. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as contemplated by Section 4.4 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States including filing fees in connection with offers and sales outside of the United States and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity, Contribution and Survival", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

            7. Indemnity, Contribution and Survival.

            7.1. Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (a) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or (b) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any preliminary prospectus or the Prospectus in light of the circumstances under which they were made, not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by an Underwriter through you expressly for use therein and (ii) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 4 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

            7.2. Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            7.3. Indemnification of a Qualified Independent Underwriter. Without limitation of and in addition to its obligations under the other subsections of this Section 7, the Company agrees to indemnify and hold harmless the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), as incurred, arising out of or based upon the QIU's acting as a "qualified independent underwriter" (within the meaning of Rule 2720 to the NASD's Conduct Rules) in connection with the offering contemplated by this Agreement; provided, however, that the Company shall not be liable under this Section 7.3 for any losses, claims, damages, liabilities or expenses to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or bad faith of the QIU.

            7.4. Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the QIU and all persons, if any, who control the QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Thomas Weisel Partners. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the QIU and such control persons of any the QIU, such firm shall be designated in writing by the QIU. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            7.5. Contribution Agreement. To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) of this Section 7.5 is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters or the QIU in its capacity as QIU with respect to the offering of the Shares, as the case may be, on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. Each of the parties to this Agreement acknowledges that Piper Jaffray & Co., in its capacity as the "qualified independent underwriter" within the meaning of Rule 2720 of the NASD's Conduct Rules with respect to the offering of the Shares, will not benefit from the offering of the Shares other than from the underwriting discounts and commissions it receives in its capacity as Underwriter. The relative fault of the Company on the one hand and the Underwriters or the QIU, as the case may be, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters or the QIU, as the case may be, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

            7.6. Contribution Amounts. The Company, the Underwriters and the QIU agree that it would not be just or equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the Underwriters and the QIU were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7.5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public, and the QIU shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by Piper Jaffray & Co. and distributed to the public were offered to the public, exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            7.7. Survival of Provisions. The indemnity and contribution provisions contained in this Section 7 and the covenants, agreements, representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or the QIU or any person controlling any Underwriter or the QIU, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

            8. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the delivery of and payment for the Firm Shares (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASD, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Delaware or California shall have been declared by either federal or New York, Delaware or California state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, (v) in the judgment of the Representatives, there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole or (vi) there shall be any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or the Company shall for any reason be unable to perform its obligations under this Agreement and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(vi), such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

            10. Defaulting Underwriters. If, on the Closing Date or the Option Closing Date, as applicable, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or

Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

            11. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            12. Headings; Table of Contents. The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

            13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

            If to the Representatives:

            Thomas Weisel Partners LLC
            390 Park Avenue
            New York, New York 10022
            Facsimile: (212) 271-3747
            Attention: Brad Raymond, Partner

            with a copy to:

            Thomas Weisel Partners LLC
            One Montgomery Street, Suite 3700
            San Francisco, California 94104
            Facsimile: (415) 364-2694
            Attention: Ted Johann, Esq.

            If to the Company:

            Phase Forward Incorporated
            880 Winter Street
            Waltham, Massachusetts  02451
            Facsimile: (781) 890-4848
            Attention: John J. Schickling
                       D. Ari Buchler

            with a copy to:

            Testa, Hurwitz & Thibeault, LLP
            125 High Street
            Boston, Massachusetts  02110
            Facsimile: (617) 248-7100
            Attention: John M. Mutkoski, Esq.

            Any party hereto may change the address or other information for receipt of communications by giving written notice to the others.

            14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 7, and in each case their respective successors and assigns, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

            15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

            16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

            17. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

            18. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

            19. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Notwithstanding the foregoing, this Agreement may be amended without the QIU signing the amendment if the amendment would not amend any provision of this Agreement in a manner adverse to the QIU's interests in its capacity as the "qualified independent underwriter" within the meaning of Rule 2720 of the NASD's Conduct Rules with respect to the offering of the Shares.

            20. Sophisticated Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

            21. Information Furnished by the Underwriters. The statements set forth in the fourth paragraph under the heading "Underwriting" and the statements set forth under the heading "Underwriting - Discretionary Accounts," in each instance, in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 1.2 and 7 of this Agreement.

                  [Remainder of page intentionally left blank]

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                                Very truly yours,

                                                Phase Forward Incorporated

                                                By: ____________________________
                                                    Name:
                                                    Title:

Accepted as of the date hereof

Thomas Weisel Partners LLC
Piper Jaffray & Co.
Raymond James & Associates, Inc.

Acting severally on behalf
 of themselves and the
 several Underwriters named
 in Schedule A hereto.

By: Thomas Weisel Partners LLC

By: __________________________
    Name:
    Title:

Piper Jaffray & Co.,
as Qualified Independent Underwriter

By: _________________________
    Name:
    Title:

                                   SCHEDULE A

                                                           NUMBER OF FIRM
                                                               SHARES
          UNDERWRITER                                      TO BE PURCHASED
Thomas Weisel Partners LLC
Piper Jaffray & Co.
Raymond James & Associates, Inc.
[NAMES OF OTHER UNDERWRITERS]

                                           Total

                                    Sch. A-1

                                    EXHIBIT A

                    FORM OF LEGAL OPINION OF COMPANY COUNSEL

                                    EXHIBIT B

             FORM OF LEGAL OPINION OF INTELLECTUAL PROPERTY COUNSEL

                                    EXHIBIT C

                            FORM OF LOCK-UP AGREEMENT

                                                              ____________, 2004

Thomas Weisel Partners LLC
Piper Jaffray & Co.
Raymond James & Associates
As Representatives of the several Underwriters
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California 94104

      RE:   LOCK-UP AGREEMENT (THE "AGREEMENT")

Ladies and Gentlemen:

      The undersigned is an owner of record or beneficially of certain shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Phase Forward Incorporated, a Delaware corporation (the "Company"), or securities convertible into or exchangeable or exercisable for Common Stock. The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule A to such agreement (collectively, the "Underwriters"), with the Company providing for a public offering of the Common Stock of the Company pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the "Public Offering"). The undersigned recognizes that the Public Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Public Offering and in entering into underwriting arrangements with the Company with respect to the Public Offering.

      To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Thomas Weisel Partners (which consent may be withheld in its sole discretion), it will not, during the period (the "RESTRICTED PERIOD") commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Thomas Weisel Partners (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. With respect to the Public Offering, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, or otherwise, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Public Offering.

      The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

      If:

      (1) during the last 18 days of the Restricted Period, the Company issues an earnings release; or

      (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions set forth herein shall continue to apply until the expiration of the 19-day period beginning on the issuance of the earnings release.

      Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to the Underwriters pursuant to the Underwriting Agreement, or (iv) in transactions relating to shares of Common Stock acquired by the undersigned in open market transactions after the completion of the Public Offering. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company or other form of business entity, the undersigned may transfer the capital stock of the Company to any wholly-owned subsidiary, partner or member of the undersigned or to an affiliate of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

      Notwithstanding the foregoing, the undersigned may exercise any options or other rights of the undersigned to purchase shares of Common Stock, subject to any applicable provisions of the Company's stock option plans.

      The undersigned understands that whether or not the Public Offering actually occurs depends on a number of factors, including stock market conditions. The Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriters.

      The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against, and authorizes the Company to cause the transfer agent and registrar to decline, the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

      This Agreement shall lapse and become null and void as of the close of business on August 1, 2004 if the closing (excluding the closing of any over-allotment option granted to the Underwriters pursuant to the Underwriting Agreement relating to the Public Offering) of the Public Offering shall not have occurred on or before such time or, if earlier, as of the date the Company withdraws the Registration Statement on Form S-1 relating to the Public Offering with the Securities and Exchange Commission.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein.

      The undersigned further understands that this agreement is irrevocable, and that all authority herein conferred or agreed to be conferred shall survive death or incapacity of the undersigned and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

                                                 Very truly yours,

                                                 _______________________________
                                                 Signature

                                                 _______________________________
                                                 Name (Please print)